                                                                   EXHIBIT 10.48



                      AMENDMENT TO CONTRACT ADDENDUM A
                            TO CONTRACT NO. 2102



         This Amendment made this 31st day of March, 1993, between the Iowa Department of General Services ("IDGS") and McLeod Telecommunications, Inc. ("MTI"), WITNESSETH:

         WHEREAS, IDGS and KIEWIT NETWORK TECHNOLOGIES ("KNT") entered into a certain contract dated October 9, 1992, with respect to the maintenance of the Iowa Communications Network; and

         WHEREAS, KNT, with the consent of IDGS, assigned all rights and duties with respect to such maintenance contract as described in Contract Addendum A to Contract No. 2102 to MTI, who thereupon became "Maintenance Provider"; and

         WHEREAS, IDGS has requested, and MTI has agreed to provide maintenance services for the MSL-100 Local/Tandem and Iowa Communications Network Alternate Routing Equipment as set forth in this Amendment, which maintenance will be in addition to the services to be provided under the maintenance contract;

         NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties agree that Contract Addendum A to Contract No. 2102 is amended as follows:

         1. Delete Section 1 and substitute in lieu and in place thereof the following:

                 1.       The Work.

                          a. The Work defined in the attached Statement of Work dated October 7, 1992.

                          b. The Work defined in the attached Statement of Work and pricing dated March 19, 1993, attached as
                          Exhibit 1 to the "Amendment to Contract Addendum A to Contract No. 2102."

         2.       Add the following unnumbered paragraph to Section 3:

                  The charges for the Work performed under Section 1(b) above shall be $26,000 per year for alternate route maintenance and $105,000 per year for MSL-100 Local/Tandem Maintenance, and shall be billed to IDGS on a monthly basis on the first of each month. The alternate route maintenance charges will be prorated on a per mile basis and begin the month following test and acceptance. The

                  MSL-100 Local Tandem charge, will begin 45 days prior to the state's acceptance of the MSL-100. The annual Maintenance Service price shall be adjusted each year by the percentage increase or decrease in the United States Consumer Price Index (CPI) average values, for the prior year compared to the current year. The base month to compute such adjustments shall be April of the prior year as compared with the April CPI for the current year. The resulting percentage adjustment shall be reflected in the twelve (12) monthly invoices beginning in June each year. The first adjustment shall be calculated in April 1993.


McLeod Telecommunications                       State of Iowa
Group                                           Department of General
                                                Services



By:/s/ KIRK KAALBERG                            /s/ ANTHONY CRANDELL
   -----------------------                      --------------------------
   Kirk Kaalberg                                Anthony Crandell

Date: 3/31/93
     ---------------------



                                                /s/ Kenneth Paulsen
                                                --------------------------

                                                Date: 3/31/93
                                                     ---------------------

                                                                       EXHIBIT 1


                              STATEMENT OF WORK
                            ICN ALTERNATE ROUTING
                     AND LOCAL/TANDEM SWITCH MAINTENANCE
                               MARCH 19, 1993

A.       Definitions

         Maintenance- Includes work necessary to service ICN Local/tandem switch according to the manufacturer's recommendations, perform periodic tests to assess performance levels and degradation, conduct remedial maintenance, monitor alarms and dispatch technicians as appropriate, and maintain accurate records on network performance. This includes translations to add/remove lines and trunks, responding to IDGS requests for circuit status/availability, verifying daily that AMA/SMDR (Automatic Message Accounting/Station Message Detail Recording) are functioning correctly and providing 7 x 24 technician availability.

1.       Statement of Work

1.1      Performance Requirements

1.1.1 A minimum of 80 hours on site per normal business week to perform manufacture's recommended maintenance and switch translations.

1.12     Perform remedial maintenance as required;

         1.1.2.1  Major Alarm
                  Definition-Alarms or notifications creating service outages at the DS1 level or higher, specific and limited high priority circuit problems/failures as identified IDGS, or situations that create an imminent danger to transmission rates at or above DS1 level.

                  Reaction, (24 hrs/day, 7 days/week)

                  1. Notify the State's designated contact within 15 minutes of the alarm/trouble report

                  2. Define and communicate resolution plan to State contact within 30 minutes of the alarm.

                  3. Maintain contact with the State at no more than 30 minute intervals, or as the State dictates, or until major alarm/trouble is resolved.

                  4. Dispatch within 1 hour to provide on site response within the maximum of 2 hours.

         1.1.2.2  Minor Alarm
                  Definition-All other irregular conditions not falling into the major alarm category.

                  Reaction; (8:00 am - 5:00 pm, Monday - Friday)

                  1. The State's contact will be notified of all Minor Alarms not cleared during normal business hours.

                  2. Dispatch in sufficient time to provide on site response in a maximum of 2 normal business hours, as required to clear alarm.

1.1.3 Utilize an 800 number provided by IDGS for single point of contact on all ICN maintenance-related issues.

1.1.4 Maintain records on local/tandem switch, including maintenance dates, testing/results, MTBF on like equipment, and trouble/resolution information.

1.1.5 Establish and implement procedures for the repair and return of defective parts.

1.1.6    Maintain adequate inventory level of spare parts.

1.2      Training

         Provide technicians with manufacturer's recommended training on the local/tandem switch.

1.3      Test/Repair Equipment

         Provide the technicians with necessary test equipment.

2.0      Job Descriptions

         McLeod Telecommunications Inc. will provide 7 x 24 switch technician availability with a minimum of 80 hours/normal business week on-site support. This will be accomplished by the addition of 2 switch technicians to the McLeod Telecommunications Inc. organization. These individuals will be based at the NSC. MAP 0 position is located in the ICN equipment room while MAP I position is located in the Network Control room. Additionally a library and record keeping area are being established within the ICN equipment room. Their responsibilities will be as follows:

         Respond to troubles and outages
         Mobilize Appropriate resources to handle problems
         Perform manufacturer's preventative maintenance
         Maintain records on preventative maintenance and tests performed

         Add/remove translations as necessary to effect line and trunk additions and removals

3.0      Maintenance Pricing

         The organization and tasks difined will require a significant capital investment and mobilization to properly perform the work to ICN standards. These start-up costs, and subsequent demobilization expenses, have been amortized through the expected contract term. The rates shown herein reflect that 10-year contract term.

3.1      Base Cost

         Total Segment Maintenance Cost                             $1,928,787.00
         Total Operational Maintenance Cost                            630,626.00
         ----------------------------------                            ----------
         Total Cost including Addendum A                            $2,559,313.00
         Add alternate route maintenance Addendum B                    $26,000.00
Add Local/Tandem maintenance Addendum B                               $105,000.00
- ---------------------------------------                               -----------
Adjusted Total Cost including Addendum A & B                        $2,690,313.00

                             CONTRACT ADDENDUM A
                             TO CONTRACT NO. 2102

         This document sets forth the manner in which the maintenance provisions of Contract No. 2102, dated April 15, 1991, between the Iowa Department of General Services (IDGS) and Kiewit Network Technologies (Maintenance Provider) will be implemented.

         1. THE WORK. The Work is defined in the attached Statement of Work dated October 7, 1992.

         2.      TERM.  The Warranty period on each segment will run for twelve
(12) months after the segment is accepted by IDGS. The Maintenance Service Agreement will commence upon expiration of the Warranty Period for a particular segment, and will conclude ten (10) years after the expiration of the Warranty period on the last accepted segment of Parts 1 and 2. IDGS shall have the option to renew the maintenance and service agreement for an additional two-five (5) year terms upon the same terms as included herein. IDGS must notify the maintenance provider at least one year in advance of the termination of the then current agreement of its intent to renew the agreement.

         3. PRICE. The price for the Maintenance Service is reflected in the Billing Schedule provided in the attached Statement of Work, Section 7-Maintenance Pricing, dated October 7, 1992. The associated charges shall be billed to IDGS on a monthly basis on the first of each month. The annual Maintenance Service price shall be adjusted each year by the percentage increase or decrease in the United States Consumer Price Index (CPI) average values, for the prior year compared to the current year. The base month to compute such adjustments shall be April of the prior year as compared with the April CPI for the current year. The resulting percentage adjustment shall be reflected in the twelve (12) monthly invoices beginning in June each year.
The first adjustment shall be calculated in April 1992.

         4. TERMINATION FOR CAUSE. If there is a failure to maintain the installed equipment at a level equal to the Acceptance Criteria requirements, IDGS may issue a written notice of default, providing therein for a thirty-day period in which Maintenance Provider shall have the opportunity to cure. Such notice shall specify the manner in which IDGS believes Maintenance Provider is to comply with such criteria and Maintenance Provider will have thirty (30) days from and after receipt of said notice to correct such failure. If the default is not corrected within such thirty-day period, IDGS may terminate the Maintenance Service upon an additional thirty (30) days written notice to Maintenance Provider. If any such defaults or failure to perform is attributable to an excusable delay as defined in Contract No. 2102, Maintenance Provider shall receive additional time on a day for day basis.

         5. NON-APPROPRIATION. Notwithstanding any other provisions of this contract apparently to the contrary, this contract does not constitute, or create a general obligation of the State of Iowa. If at any time funds are unavailable from any available resource pursuant to the 1991 Iowa Code Sections 18.134, 18.136, and 18.137 to finance Maintenance Provider's performance of this contract, and, in addition, funds necessary for the Maintenance Provider's continued performance are not forthcoming through the failure of the State to appropriate funds, this contract shall terminate on the last day of the fiscal year in which such proceeds or appropriated funds were last available. For the purpose of this contract, funds shall be deemed available to finance Maintenance Provider's performance of this contract during any period in which the State is operating the Statewide Communications Network ("ICN") procured under Contract No. 2102. The State shall give written notice to Maintenance Provider as soon as practicable documenting the unavailability of such proceeds. However, the Maintenance Provider may, at its sole option, agree to re-enter into a contract, under the same provisions, terms and conditions as contained in this contract, in the event that funds sufficient to fund Maintenance Provider's continued performance become available by the last day of the regular session of the Iowa General Assembly which follows the termination of this contract pursuant to the terms of this paragraph. During the duration of this contract, IDGS shall have an obligation to seek in good faith the necessary funds from all available sources to support the Maintenance Provider's performance of this contract.

         6. REMEDIES IN THE EVENT OF NON-APPROPRIATION. In the event of termination of the contract pursuant to Paragraph 5, the exclusive, sole,and complete remedy of Maintenance Provider and its assigns shall be to receive payment but solely from, and to the extent of, the sources specified in Paragraph 5 above for all work executed and any and all expenses and costs sustained in such termination, but Maintenance Provider shall not be entitled to lost profits for loss of contract for work not performed.

         7. ASSIGNMENT/SUCCESSORS. In the event of an assignment of the maintenance responsibilities is approved by the State, IDGS shall remit the required payments directly to the assignee, and the State shall release Kiewit Network Technologies (KNT) of all liability and responsibility associated with this document, except that, in the event of the default or failure to perform the agreement by the assignee, then KNT will, consistent with Contract No. 2102, negotiate with the State to obtain a maintenance agreement subject to mutually acceptable terms. The responsibilities of the State included herein, shall be binding upon the State's successors, or assigns in the event of the sale, transfer or any other change in the State's interest in the system.

KIEWIT NETWORK                          STATE OF IOWA
TECHNOLOGIES, INC.                      DEPARTMENT OF GENERAL SERVICES


By:     [SIG]                           /s/  KATHLEEN WILLIAMS
    -----------------------             -----------------------
                                        Kathleen Williams

Date:   10/09/92                        /s/  KENNETH PAULSEN
      ---------------------             -----------------------
                                        Kenneth Paulsen

                                        Date:   10/09/92
                                              -----------------

                                 ATTACHMENT 1

                             CONSENT AND RELEASE



      The Department of General Services for the State of Iowa, hereby consents to the assignment from Kiewit Network Technologies, Inc. (Contractor) to McLeod Telecommunications, Inc. (Assignee), of all rights and duties with respect to the "Maintenance" to be performed by Kiewit Network Technologies, Inc. with reference to the Iowa Communications Network, hereby releasing and discharging Kiewit Network Technologies, Inc. of and from any and all obligations or liability of any kind or character in regard thereto and looking solely and only to McLeod Telecommunications, Inc. for the performance of the "Maintenance" requirements. In the event of default by McLeod Telecommunications, Inc. in the performance of the Maintenance Agreement, the State of Iowa may, under the original Request for Proposals Response Terms and Iowa Communications Network Contract, engage in negotiations with Kiewit Network Technologies, Inc. for a new Maintenance Agreement.

      Dated this 9th day of October, 1992.

                                               DEPARTMENT OF GENERAL SERVICES
                                               FOR THE STATE OF IOWA

                                               By:  /s/  KATHLEEN WILLIAMS
                                                   --------------------------